                        PRINCIPAL UNDERWRITING AGREEMENT


This agreement made this 6th day of March, 1981, by and between BANKERS SECURITY LIFE INSURANCE SOCIETY (hereinafter referred to as the "Society"); BANKERS SECURITY VARIABLE ANNUITY FUND M (hereinafter referred to as "Separate Account M") which is a registered unit investment trust under the Investment Company Act of 1940, as amended and OPPENHEIMER INVESTOR SERVICES, INC. (hereinafter referred to as the "Principal Underwriter").

                                  Witnesseth:

The Society and Separate Account M invite the Principal Underwriter to form a selling group of broker/dealers to distribute all of the Variable Annuity Contracts issued by the Society through Separate Account M (hereinafter referred to as the "Variable Annuity Contracts"), which group shall herein be referred to, as the "selling group" and each broker/dealer joining such selling group (hereinafter referred to as a "member") shall do so pursuant to an effective dealer agreement with the Principal Underwriter current copies of which will be supplied to the Society.

Now, therefore, in consideration of the mutual undertakings set forth herein and intending to be legally bound hereby, the Society and Separate Account M, and the Principal Underwriter agree as follows:

         1. All applications for Variable Annuity Contracts shall be made on application forms supplied by the Society and all initial payments collected shall be remitted in full together with such application forms, signed by the Applicants, through the Principal Underwriter, to the executive office of the Society at 1701 Pennsylvania
                  Avenue, N.W., Washington, D.C. 20006. Checks or money orders in payment thereof shall be drawn to the order of "Bankers Security Life Insurance Society". Payments shall not be considered as received until the application has been accepted by the Society, except at the direction and risk of the Applicant. After the initial payment has been made and the Variable Annuity Contract has been issued, the Contract Owner or Participant shall make all future payments, if any, and if accepted by the Society, directly to Bankers Security Life Insurance Society at such address as it may from time to time designate.

         2. Applications shall be processed by the Society at the public offering price then in effect as described in the current Variable Annuity Contract prospectus. All Applications are subject to acceptance or rejection by the Society at its sole discretion.

         3.       When and as long as  requested  by the  Principal
                  Underwriter, subject to the limitation that total commissions and concessions and Principal Underwriter's percentage shall not exceed the percentages expressed in Table A attached, the Society will: (a) make payment of concessions directly to entitled members with respect to the sale of Variable Annuity Contracts as directed by the Principal Underwriter from time to time, and (b) make
                  payment of  commissions  to the Principal   Underwriter  as
                  directed by the Principal Underwriter from time to time, as consideration for the Principal Underwriter's undertaking to provide at its own expense, among other things: all costs associated with the distribution of the Variable Annuity Contracts including sales literature and mutual fund prospectuses, but not including the Variable Annuity Contract prospectuses, registration statements or registration fees nor the Separate Account registration statements, reports and fees; nor any costs directly incurred by the Society or employees in aiding the Principal Underwriter in such distribution efforts.

                  As required by Federal Securities laws and regulations, all sales literature must be first submitted by the Principal Underwriter for clearance with the appropriate regulatory authorities. Further, as required by State Insurance laws and regulations, all sales literature must be first submitted by the Society for prior clearance with the appropriate regulatory authorities. The Society and the Principal Underwriter will cooperate in the development of such literature, as requested. No sales literature will be used unless both the Society and the Principal Underwriter have given it prior approval.

         4. (a) The Principal Underwriter will direct members to transmit initial applications and/or payments for Variable Annuity Contracts promptly through the Principal Underwriter to the Society at the appropriate address and to transmit subsequent payments to the Society.

                  (b) The Principal Underwriter will direct members to distribute the Variable Annuity Contracts only in those jurisdictions in which such respective Variable Annuity Contracts are registered or qualified for sale and only through Registered Representatives of the members who are fully licensed with the Society to sell Variable Annuity Contracts in the jurisdictions involved.

         5. The Principal Underwriter will be the exclusive underwriter for a period of not less than three years, (commencing on the date of this agreement). During this time, the Principal Underwriter will not contract to sell Variable Annuity Contracts of any other insurance company. The signing of this agreement does not make it incumbent upon the Society to license any particular member's Registered Representative as a salesman of Variable Annuity Contracts. All matters dealing with the licensing of one of a member's Registered Representatives under any applicable state insurance law shall be a matter handled directly by the member and the Registered Representative involved; but the Society must be furnished proof of licensing before commission payments may be made.

         6. The Principal Underwriter will not make any representations concerning the Variable Annuity Contracts except those contained in the prospectus for the Variable Annuity Contracts and any such information as may be released or approved by the Society as information supplemental to such prospectus. Additional copies of any prospectus and any printed information issued as supplemental to such prospectus shall be supplied by the Society to the Principal Underwriter for members of the selling group in reasonable quantities upon request, or where appropriate, directly to the member's Registered Representative.

         7. Any notice shall be deemed to have been given if mailed to the Principal Underwriter's executive office address. Notice is deemed given to the Society if mailed to its executive office address.

         8. The Society and the Principal Underwriter shall each comply with all applicable Federal and State laws, rules and regulations. Further, the Principal Underwriter will by agreement arrange for each member of the selling group to do the same.

         9. The Society agrees to indemnify and hold harmless the Principal Underwriter and any member and each person, if any, who controls the Principal Underwriter or any member, their agents and employees, against any and all loss, liability, claims, damage, and expenses whatsoever
                  (including  but  not  limited  to  any  and  all  expenses
                  whatsoever   reasonably  incurred  in investigating  or
                  defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement of a material fact contained in the prospectus, registration statement, in any sales material prepared by the Society or supplied to any member through the Principal Underwriter by the Society or in any application filed in any state in order to qualify the same for sale or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         10. The Principal Underwriter agrees to indemnify and hold harmless the Society and each person, if any, who controls the Society, its agents, subsidiaries and employees, against any and all loss, liability, claims, damage, and expense whatsoever (including but not limited to any and all
                  expenses   whatsoever   reasonably  incurred  in
                  investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement or representation made (except as such statements may be made in reliance on the prospectus, registration statement and sales material supplied by the Society), the failure to deliver a currently effective prospectus, or the use of any unauthorized sales literature by the Principal Underwriter, and its employees, in connection with the sale of the subject Variable Annuity Contracts.

         11. Nothing herein contained shall require the Society, or the Principal Underwriter or any member to take any action contrary to any provision of their charters or to any applicable statute or regulation.

         12. This Agreement shall become effective as of the date hereof and shall continue in force and effect from year to year thereafter; provided, however, this Agreement shall terminate in the event of its "assignment" as such term is defined in the Investment Company Act of 1940, as amended.

         13. After three years, this Agreement may be terminated by either party on 90 days notice.

         14. This Agreement shall be construed in accordance with the laws of the state of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate on the day and year first above written.


OPPENHEIMER INVESTOR                        BANKERS SECURITY LIFE
SERVICES, INC.                              INSURANCE SOCIETY


           illegible)                                     (illegible)
BY------------------------------            BY----------------------------------
                                            BANKERS SECURITY VARIABLE
                                            ANNUITY FUND M



                                             BY BANKERS SECURITY LIFE
                                             INSURANCE SOCIETY, DEPOSITOR


                                                          (illegible)
                                             BY---------------------------------

                                    TABLE A

                               SEPARATE ACCOUNT M

                                  COMMISSIONS



         KIND OF POLICY                                         TOTAL COMMISSION

Individual Single Payments                                             4%

      Additional Purchase Payments                                     4%

Any Commissions paid on a Contract that is cancelled under the provisions of the Contract's "10 days free look" clause will be repaid to the Society or charged against the agent's account.

                      OPPENHEIMER INVESTOR SERVICES, INC.

                       VARIABLE ANNUITY DEALER AGREEMENT



Oppenheimer Investor Services, Inc. (the "Principal Underwriter") and (the "Dealer") enter this agreement this day of , 19____, for the purpose of authorizing the Dealer to offer and sell variable annuity contracts (the "Contracts") issued by Bankers Security Life Insurance Society and its Separate Account M (which Separate Account and Bankers are hereinafter referred to as the "Issuer") through the Principal Underwriter, subject to the following provisions:

         1. The Issuer is engaged in the issuance of the Contracts pursuant to Federal securities laws and the insurance laws of those states in which the Contracts have been qualified for sale. The Contracts are considered securities under the Securities Act of 1933, therefore, distribution of the Contracts is made through the Principal Underwriter, a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. ("NASD"). The authorization for the offer and sale of the Contracts provided by this agreement is subject to all provisions of the Principal Underwriting Agreement between the Principal Underwriter and the Issuer.

         2. The Dealer certifies that it is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD. The Dealer agrees to abide by all rules and regulations of the NASD, including its Rules of Fair Practice, and to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

         3. The Dealer will select persons associated with it who are to be trained and qualified as agents to solicit applications for the Contracts in conformance with applicable state and Federal Laws. Agents so trained and qualified will be registered representatives of the Dealer in accordance with the rules of the NASD and agents of the Issuer in accordance with the rules of the insurance laws of such jurisdictions as the Issuer may designate. The Dealer will notify the Issuer when one of his agents and registered representatives is fully licensed to sell Contracts. Such agents and registered representatives are to distribute the Contracts only in those jurisdictions in which the Contracts are qualified for sale.

         4. The Dealer and the agent shall enter into an agreement before Contract sales are made in which the agent shall represent that he is or will become a registered representative of the Dealer in connection with the sale of the Contract, that such activities will be under the supervision and control of the Dealer and that the agent's right to sell the Contracts is subject to his continued compliance with such agreement and the rules and procedures which may be established by the Dealer, the Principal Underwriter or the Issuer.

         5. All applications for Contracts shall be made on application forms supplied by the Issuer and all initial payments collected shall be remitted in full together with such application forms, signed by the applicants, directly to the executive office of the Issuer at 1701 Pennsylvania Ave., N.W., Washington, D.C. 20006. Checks or money orders in payment thereof shall be drawn to the order of "Bankers Security Life Insurance Society." Payments shall not be considered as received until the application has been accepted by the Issuer, except at the direction and risk of the applicant. After the initial single purchase payment has been made and the Contract has been issued, the contract owner or participant shall make all future payments, if any, directly to Bankers Security Life Insurance Society, __________________________________________ or at
                  such other address as it may from time to time designate.

         6. The Dealer will offer and sell the Contracts only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and will make no representations not included in the prospectus or in any authorized supplemental material supplied by the Principal Underwriter and the Issuer. The Dealer shall not use or permit the agents to use advertising media with regard to the Contracts and shall not use printed materials other than those supplied or approved by the Principal Underwriter and the Issuer. Additional copies of any prospectus and any printed information issued as supplemental to such prospectus shall be supplied to the Dealer in reasonable quantities upon request.

         7. All applications are subject to acceptance or rejection by the Issuer at its sole discretion. The Issuer will make payment of concessions directly to the Dealer with respect to the sale of Contracts as set forth in Table A attached.

         8. As required by Federal Securities laws and regulations, all sales literature must be first submitted by the Principal Underwriter for prior clearance with the appropriate regulatory authorities. Further, as required by State insurance laws and regulations, all sales literature must be first submitted by the Issuer, for prior clearance with the appropriate regulatory authorities. No sales literature will be used unless both the Issuer and the Principal Underwriter have given it prior approval.

         9. The Dealer's registered representatives will be made to understand that all applications and/or considerations for Contracts are to be transmitted promptly to the Issuer at the appropriate address.

         10. The signing of this agreement does not make it incumbent upon the Issuer to license any particular Dealer's registered representative as a salesman of Contracts. All matters dealing with the licensing of one of the Dealer's registered representatives under any applicable state insurance law shall be a matter handled directly by the Dealer and the registered representative involved; but the Issuer must be furnished proof of licensing before commission payments may be made.

         11. Any notice shall be deemed to have been given if mailed to the Principal Underwriter's address or the Dealer's address as registered from time to time with the National Association of Securities Dealers, Inc. Notice is deemed given to the Issuer if mailed to its executive office address at 1701 Pennsylvania Ave., N.W., Washington, D.C. 20006.

         12. The Dealer understands and agrees that in performing the services covered by this agreement, it is acting in the capacity of an independent contractor and not as agent or employee of either the Principal Underwriter or Issuer and that no party to this agreement shall be liable for any obligation, act or omission of the other.

         13. The Issuer has agreed with the Principal Underwriter to indemnify and hold harmless the Principal Underwriter and the Dealer and each person, if any, who controls the Principal Underwriter or the Dealer, their agents and employees, against any and all loss, liability, claims, damage, and expenses whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement of a material fact contained in the prospectus, registration statement, in any sales material prepared by the Issuer or supplied to the Dealer through the Principal Underwriter by the Issuer or in any application filed in any state in order to qualify the same for sale or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         14. The Dealer will indemnify and hold harmless the Issuer or the Principal Underwriter and each person, if any, who
                  controls  the  Issuer  or  the  Principal   Underwriter,
                  their agents, subsidiaries and employees, against any and all loss, liability, claims, damage, and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement or representation made (except as such statements may be made in reliance on the prospectus, registration statement and sales material supplied by the Issuer or the Principal Underwriter), the failure to deliver a currently effective prospectus, or the use of any unauthorized sales literature by the Dealer, and its employees, in connection with the sale of the Contracts.

         15. This agreement may not be assigned except by mutual consent and shall continue for a period of one year and from year to year thereafter, subject to termination by any party upon 60 days prior written notice to the other parties, except that in the event the Dealer shall cease to be a registered broker-dealer or a member of NASD, this agreement shall immediately terminate.

         16. Failure of any party to terminate this agreement for any of the causes set forth in this agreement shall not constitute a waiver of the right to terminate this agreement at a later time for any of such causes.

         17. Within a reasonable time after execution of this agreement, the Distributor reserves the right to draw a report concerning the Dealer from a qualified agency, which report must be to the satisfaction of the Distributor. In the event that the report proves unsatisfactory, this agreement shall be cancelled effective upon receipt by the Dealer of notification to this effect.

         18. This agreement shall be construed in accordance with the laws of the State of New York.

                                             OPPENHEIMER INVESTOR SERVICES, INC.



                                             By---------------------------------


                                             -----------------------------------
                                                            Dealer

                                             -----------------------------------

                                    TABLE A
                              DEALER'S CONCESSIONS


        KIND OF POLICY                                          TOTAL CONCESSION

Individual Single Payments                                             4%

      Additional Purchase Payments                                     4%


Any Commissions paid on a Contract that is cancelled under the provisions of the Contract's "10 day free look" clause will be repaid to the Society or charged against the dealer's account.

                                    TABLE A

                               SEPARATE ACCOUNT M

                                  COMMISSIONS



         KIND OF POLICY                                         TOTAL COMMISSION

Individual Single Payments                                             4%

      Additional Purchase Payments                                     4%

Any Commissions paid on a Contract that is cancelled under the provisions of the Contract's "10 days free look" clause will be repaid to the Society or charged against the agent's account.